SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K/A
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 25, 2005
SurModics, Inc.
(Exact name of Registrant as Specified in its Charter)
Minnesota
(State or Other Jurisdiction of Incorporation)

0-23837	41-1356149
(Commission File Number)	(IRS Employer Identification No.)
9924 West 74th Street
Eden Prairie, Minnesota 55344
(Address of Principal Executive Offices and Zip Code)
(952) 829-2700
(Registrant’s telephone number, including area code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
(c) Appointment of Principal Officers. On March 25, 2005, the Company reported on a Form 8-K that Mr. Bruce J Barclay was appointed as the Chief Executive Officer of the Company effective July 1, 2005. In connection with this appointment, his compensation was revised by the Organization and Compensation Committee of the Board of Directors of the Company on July 25, 2005. The Organization and Compensation Committee approved an increase of Mr. Barclay’s base salary from $250,000 to $325,000 per annum, effective July 1, 2005. In addition, Mr. Barclay continues to be eligible to participate in the FY 2005 SurModics Bonus Plan.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SURMODICS, INC.
By /s/ Philip D. Ankeny
Date: July 27, 2005	Name:	Philip D. Ankeny
	Title:	Chief Financial Officer